Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CareTrust REIT, Inc.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

Maryland	46-3999490
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27101 Puerta Real, Suite 400 Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip code)

5.875% Senior Notes due 2021

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification No.
CTR Partnership, L.P.	Delaware	46-5636558
CareTrust Capital Corp.	Delaware	46-5636618
CareTrust GP, LLC	Delaware	46-5636457
Paredes Health Holdings LLC	Nevada	27-1141933
Tenth East Holdings LLC	Nevada	71-1009788
Mesquite Health Holdings LLC	Nevada	20-8422739
Jefferson Ralston Holdings LLC	Nevada	26-3853746
Queensway Health Holdings LLC	Nevada	46-0597434
Irving Health Holdings LLC	Nevada	45-2318905
Avenue N Holdings LLC	Nevada	71-1009792
Expo Park Health Holdings LLC	Nevada	27-3239927
Falls City Health Holdings LLC	Nevada	45-2319306
Gillette Park Health Holdings LLC	Nevada	45-2326015
Wayne Health Holdings LLC	Nevada	45-2325884
CM Health Holdings LLC	Nevada	33-1127462
Trinity Mill Holdings LLC	Nevada	02-0791845
Lafayette Health Holdings LLC	Nevada	26-3853842
Gazebo Park Health Holdings LLC	Nevada	45-2377777
Prairie Health Holdings LLC	Nevada	45-2187648
Jordan Health Properties LLC	Nevada	27-0812055
Flamingo Health Holdings LLC	Nevada	45-0611649
Salmon River Health Holdings LLC	Nevada	45-5466483
Fort Street Health Holdings LLC	Nevada	20-0311975
Snohomish Health Holdings LLC	Nevada	74-3167531
Oleson Park Health Holdings	Nevada	45-2378176
Moenium Holdings LLC	Nevada	68-0538213
Rio Grande Health Holdings LLC	Nevada	27-1142000
Josey Ranch Healthcare Holdings LLC	Nevada	27-1874671
Big Sioux River Health Holdings	Nevada	45-2377877
Cottonwood Health Holdings LLC	Nevada	76-0843187
Dixie Health Holdings LLC	Nevada	45-2101850
Queen City Health Holdings LLC	Nevada	46-1798242
Saratoga Health Holdings LLC	Nevada	46-2578375
Verde Villa Holdings LLC	Nevada	20-8423288
Hillview Health Holdings LLC	Nevada	45-0642920
51st Avenue Health Holdings LLC	Nevada	46-0888200
Wisteria Health Holdings LLC	Nevada	46-5763529
Lowell Health Holdings LLC	Nevada	26-3853663
Renee Avenue Health Holdings LLC	Nevada	45-4050216
Northshore Healthcare LLC	Nevada	27-1931016
Willits Health Holdings LLC	Nevada	26-3568764
Arapahoe Health Holdings LLC	Nevada	26-4107101
49th Street Health Holdings LLC	Nevada	46-2101376
Orem Health Holdings LLC	Nevada	45-3822605
RB Heights Health Holdings LLC	Nevada	26-0242020
Lowell Lake Health Holdings LLC	Nevada	45-5471789

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification No.
Cherry Health Holdings LLC	Nevada	65-1283277
Fig Street Health Holdings LLC	Nevada	46-0606430
Fifth East Holdings LLC	Nevada	27-1531128
Boardwalk Health Holdings LLC	Nevada	45-4392752
Burley Healthcare Holdings LLC	Nevada	27-1220856
Price Health Holdings LLC	Nevada	27-0812085
Lemon River Holdings LLC	Nevada	26-3897134
Memorial Health Holdings LLC	Nevada	45-3542053
Silver Lake Health Holdings LLC	Nevada	27-0812074
Willows Health Holdings LLC	Nevada	46-2100785
Kings Court Health Holdings LLC	Nevada	46-1300173
Emmett Healthcare Holdings LLC	Nevada	27-1220874
18th Place Health Holdings LLC	Nevada	45-3822627
Silverada Health Holdings LLC	Nevada	90-0763351
San Corrine Health Holdings LLC	Nevada	26-3568846
Ives Health Holdings LLC	Nevada	45-4073038
Lockwood Health Holdings LLC	Nevada	42-2581084
Long Beach Health Associates LLC	Nevada	56-2478495
Ensign Southland LLC	Nevada	94-3367213
Lufkin Health Holdings LLC	Nevada	26-3800438
Mission CCRC LLC	Nevada	27-4177579
Stillhouse Health Holdings LLC	Nevada	45-5071226
Regal Road Health Holdings LLC	Nevada	26-0242058
Guadalupe Health Holdings LLC	Nevada	46-0859004
Polk Health Holdings LLC	Nevada	14-1957383
South Dora Health Holdings LLC	Nevada	45-2499727
Expressway Health Holdings LLC	Nevada	27-1141971
Everglades Health Holdings LLC	Nevada	27-4222148
Temple Health Holdings LLC	Nevada	26-3568897
4th Street Holdings LLC	Nevada	45-2326120
Bogardus Health Holdings LLC	Nevada	45-2499703
Tulalip Bay Health Holdings LLC	Nevada	46-2578461
Casa Linda Retirement LLC	Nevada	45-0642596
Salt Lake Independence LLC	Nevada	46-5682444
Dallas Independence LLC	Nevada	46-5674733
Golfview Holdings LLC	Nevada	71-1009793
Arrow Tree Health Holdings LLC	Nevada	04-3776515
Trousdale Health Holdings LLC	Nevada	26-0242158
Ensign Bellflower LLC	Nevada	33-0928665
Anson Health Holdings LLC	Nevada	26-3565487
Hillendahl Health Holdings LLC	Nevada	26-4324415

*	The 5.875% Senior Notes due 2021 were issued by the additional registrants, CTR Partnership, L.P. and CareTrust Capital Corp. All other additional registrants are guarantors of the Notes.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 25th day of August, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu
Assistant Vice President

EXHIBIT 6

August 25, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Michael Tu
Michael Tu
Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$20,183
Interest-bearing balances		210,191
Securities:
Held-to-maturity securities		30,108
Available-for-sale securities		212,699
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		118
Securities purchased under agreements to resell		20,279
Loans and lease financing receivables:
Loans and leases held for sale		25,789
Loans and leases, net of unearned income	784,428
LESS: Allowance for loan and lease losses	11,341
Loans and leases, net of unearned income and allowance		773,087
Trading Assets		35,111
Premises and fixed assets (including capitalized leases)		7,503
Other real estate owned		4,003
Investments in unconsolidated subsidiaries and associated companies		760
Direct and indirect investments in real estate ventures		3
Intangible assets
Goodwill		21,627
Other intangible assets		20,078
Other assets		55,289

Total assets		$1,436,828

LIABILITIES
Deposits:
In domestic offices		$1,033,620
Noninterest-bearing	283,808
Interest-bearing	749,812
In foreign offices, Edge and Agreement subsidiaries, and IBFs		102,345
Noninterest-bearing	746
Interest-bearing	101,599
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,477
Securities sold under agreements to repurchase		15,687

Dollar Amounts In Millions
Trading liabilities	14,382
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	65,797
Subordinated notes and debentures	19,868
Other liabilities	29,113

Total liabilities	$1,295,289

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,060
Retained earnings	33,449
Accumulated other comprehensive income	4,364
Other equity capital components	0

Total bank equity capital	141,392
Noncontrolling (minority) interests in consolidated subsidiaries	147

Total equity capital	141,539

Total liabilities, and equity capital	$1,436,828

I, John R. Shrewsberry, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Timothy Sloan
Avid Modjtabai